UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2008

SONTERRA RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29463 (Commission File Number)	51-0392750 (I.R.S. Employer Identification No.)

300 East Sonterra Blvd.
Suite 1220
San Antonio, Texas 78258
(Address of principal executive offices)
(Zip Code)

 Registrant’s Telephone Number, including area code: (210) 545-5994

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Management Transition

On June 23, 2008, Sonterra Resources, Inc. (the “Company”), completed a management transition (the “Management Transition”), pursuant to which Michael J. Pawelek, Wayne A. Psencik and Sherry L. Spurlock resigned their positions as President and Chief Executive Officer, Vice President and Chief Operating Officer, and Vice President and Chief Financial Officer of the Company, respectively. Mr. Pawelek continues to serve on our board of directors. Each resigning officer executed a letter agreement with the Company, which letter set forth the terms and conditions of the termination of the officer’s employment agreement with the Company and the forfeiture of all Company stock options previously granted to the officer. A copy of the press release announcing the Management Transition and the letter agreements are attached hereto as Exhibits 99.1 through 99.4 and are incorporated herein by reference.

As part of the Management Transition, the board of directors of the Company appointed Donald E. Vandenberg as President and Chief Executive Officer, Gary L. Lancaster as Vice President and Chief Legal Officer, and Donald J. Sebastian as Vice President and Chief Financial Officer. Each of Messrs. Vandenberg, Lancaster and Sebastian has entered into an employment agreement with us. Their base salaries will initially be $200,000, $180,000 and $180,000 per year, respectively, subject to adjustment as determined by the board of directors of the Company in its sole discretion; provided, that no salary shall actually be paid to any of the officers prior to the completion of an acquisition in the minimum amount of $25,000,000 of (i) a majority of the equity interests in or substantially all of the assets of a company engaged in the oil and gas business, (ii) a majority interest in oil or gas real property interests in which the Company will be the primary operator, or (iii) any other oil and gas real property interest and related assets (the “Acquisition Completion”), or in the case of Mr. Sebastian, until the earlier to occur of either the Acquisition Completion or November 1, 2008. In addition, Messrs. Vandenberg and Lancaster each received cash signing bonuses in the amount of $70,000. Each employment agreement provides that the officer will be entitled to participate in all employee benefit plans, programs and arrangements that the Company generally makes available to its senior executives, and that the Company shall provide the officers with health, dental, disability and life insurance under the group health, dental disability and life insurance programs maintained for full-time salaried employees.

Each employment agreement contains provisions prohibiting the officer from disclosing the Company’s confidential or proprietary information and requiring assignment to the Company of proprietary rights relating to the business of the Company that arise from the employee’s physical presence at the Company’s premises or use of the Company’s physical or intellectual property, or that are based on information gained by the employee through his employment with the Company.

Each employment agreement has an initial term of two years and is thereafter automatically extended for additional terms of one year unless either party gives notice of termination at least 90 days prior to the end of the initial term or any one-year extension. The Company may terminate the agreements for “cause,” including dishonesty in the performance of the employee’s duties, conviction of certain crimes, willful acts or omissions by the employee that are or are likely to be injurious to the Company, material breach of the agreement, appropriation of a corporate opportunity or material asset, inability to register our securities with the Securities and Exchange Commission or list the Company’s securities on a stock exchange due to the employee’s failure to disclose background information, or failure of the employee to comply with lawful directives of the Company’s board of directors not inconsistent with the employment agreement. The Company may also terminate the employment agreements at any time without cause. The employment agreements also terminate upon death or disability of the employee. An employee may terminate the agreement for “good reason,” which is defined as a material breach of the employment agreement by the Company not cured within 30 days after notice from the employee, or a reduction of the employee’s base salary in connection with a general reduction applicable to all employees that is not fully restored to the original amount within 90 days.

Upon execution of the employment agreements, we granted to each of Messrs. Vandenberg, Lancaster and Sebastian options to purchase 1,317,368 shares, 1,141,719 shares, and 1,171,719 of our common stock, respectively. The options were granted in three tranches: one-third (1/3) of the options were granted at an exercise price per share of common stock equal to $1.35 per share; one-third (1/3) of the options were granted at an exercise price equal to $1.755 per share; and one-third (1/3) of the options were granted at an exercise price equal to $2.025 per share, except that 30,000 of Mr. Sebastian’s options have an exercise price equal to $1.35 per share and fully vest upon the earlier of the date of the Acquisition Completion or November 1, 2008. The options have a term of 10 years. One-third (1/3) of the options in each tranche will vest on each of the first three anniversaries of the employment agreements, which vesting period may be accelerated based upon the net asset value per share of common stock.

Mr. Vandenberg, 65, a petroleum engineer, has held senior management positions throughout his 40-year career in the exploration and production field. He is a co-founder and serves as CEO and President of Velocity Energy Limited LLC, General Partner of Velocity Energy Offshore LP and Velocity Energy Partners LP, both of which limited partnerships are being acquired by Sonterra. Mr. Vandenberg was formerly President of J. M. Corporation’s Energy Sector. Prior to that, he was Senior Vice President and General Manager of Equitable Resources Company, Vice President of Engineering and Development of Maxus Energy Corp., and held managerial positions at Kilroy Company of Texas, Union Texas Petroleum, Inc., and Aminoil, Inc. Mr. Vandenberg has a Professional Degree in Petroleum Engineering from the Colorado School of Mines.

Mr. Lancaster, 54, has been a lawyer for 29 years and has extensive legal and land experience in virtually all facets of the oil industry. He is also a co-founder and serves as Vice President of Velocity Energy Limited LLC and its affiliated entities. Mr. Lancaster has held senior legal and management positions in upstream, midstream, downstream, and oilfield service companies, including as Vice President of Legal Affairs for J. M. Corporation’s Energy Sector; Senior Vice President and General Counsel of ICO Inc.; and Senior Attorney with Scurlock Permian Corporation, a division of Ashland Oil, Inc. Mr. Lancaster was also a partner at Duane Morris LLP and Of Counsel at Baker & McKenzie. He has a BA Degree in Political Science from West Virginia University and a JD Degree from the University of Miami.

Mr. Sebastian, 55, has over 25 years in the oil and gas industry. Mr. Sebastian served as a vice president of onshore operations and business development for the Michael Baker Corporation, a civil engineering and oil and gas service firm for the last four years, and prior to that was the chief financial officer of the energy sector and senior vice president of the Gulf Coast business unit for the J.M. Huber Corporation, and oil and gas company, where he worked for 25 years. Mr. Sebastian has a BS degree in Business Administration from Trinity University.

The foregoing summary of the material terms of the employment agreements entered into with Messrs. Vandenberg, Lancaster and Sebastian is qualified in its entirety by reference to the complete terms of such agreements, the forms of which are attached hereto as Exhibits 99.5 through 99.7.

Appointment of Board Members

In addition, Messrs. Vandenberg and Lancaster were appointed as directors to the Company’s board of directors, effective June 23, 2008. Mr. Vandenberg and Mr. Lancaster will each serve until the next annual meeting of shareholders or until his successor is elected or qualified, or if earlier, until his death, resignation or removal. As of the date of this filing, Mr. Vandenberg and Mr. Lancaster have not yet been appointed to any committees of the Company’s board of directors, and the Company does not have any standing board committees. As employee directors, Mr. Vandenberg and Lancaster will not receive any compensation for their service to the board, other than reimbursement of expenses incurred in connection with board service.

There are no arrangements or understandings between either Mr. Vandenberg or Mr. Lancaster and any other persons pursuant to which Mr. Vandenberg or Mr. Lancaster was selected as a director. There are no transactions, or proposed transactions, during the past two years with the Company to which either Mr. Vandenberg or Mr. Lancaster was or is to be a party, in which Mr. Vandenberg or Mr. Lancaster, or any member of their respective immediate families, has a direct or indirect material interest.

Resignation of Board Member

Upon completion of the Management Transition on May 23, 2008, Doyle A. Valdez notified the Company of his decision to resign as a director of the Company. There were no disagreements between the Company and Mr. Valdez that led to his resignation.

Item9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated June 24, 2008.
99.2	Letter Agreement dated June 23, 2008 between the Company and Michael J. Pawelek.
99.3	Letter Agreement dated June 23, 2008 between the Company and Wayne A. Psencik.
99.4	Letter Agreement dated June 23, 2008 between the Company and Sherry L. Spurlock.
99.5	Employment Agreement dated June 23, 2008 between the Company and Donald E. Vandenberg.
99.6	Employment Agreement dated June 23, 2008 between the Company and Gary L. Lancaster.
99.7	Employment Agreement dated June 23, 2008 between the Company and Donald J. Sebastian.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONTERRA RESOURCES, INC.

Date: June 27, 2008	By:	/s/ Gary L. Lancaster
Gary L. Lancaster Vice President and Chief Legal Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated June 24, 2008.
99.2	Letter Agreement dated June 23, 2008 between the Company and Michael J. Pawelek.
99.3	Letter Agreement dated June 23, 2008 between the Company and Wayne A. Psencik.
99.4	Letter Agreement dated June 23, 2008 between the Company and Sherry L. Spurlock.
99.5	Employment Agreement dated June 23, 2008 between the Company and Donald E. Vandenberg.
99.6	Employment Agreement dated June 23, 2008 between the Company and Gary L. Lancaster.
99.7	Employment Agreement dated June 23, 2008 between the Company and Donald J. Sebastian.